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EXHIBIT 10.2

Transfer Agreement

        This Transfer Agreement ("Transfer Agreement") is made November 7, 2008, by and between Capmark Financial Group Inc. ("Capmark") and D. Steven Lin ("Transferor"). All capitalized terms used herein but not defined will have the meanings set forth in Capmark's October 30, 2008 letter to Transferor.

        Capmark and the Transferor agree as follows:

        1.     For value received, Transferor hereby sells, assigns and transfers unto Capmark Six Hundred Sixty Thousand (660,000) shares of Common Stock, par value $0.001 per share, of Capmark, registered in the name of Transferor on the books of said corporation, and does hereby irrevocably constitute and appoint                                    its Attorney to transfer said shares on the books of Capmark with full power of substitution in the premises. Transferor hereby surrenders to Capmark for automatic cancellation all outstanding exercisable stock options granted to Transferor under the Agreements; following such surrender and automatic cancellation by Capmark, Transferor shall have no rights whatsoever with respect to such options.

        2.     In exchange for the Stock Purchase Price, Transferor hereby releases and forever discharges Capmark and its affiliates and subsidiaries (collectively, the "Capmark Group"), any and all of their employee benefit plans, fringe benefit plans or programs, and any and all of their respective present and past officers, directors, shareholders, employees, agents and representatives, and the successors and assigns of each from any and all manner of claims, suits, demands, actions, causes of action, administrative claims, liability, claims for damages, class action claims or other claims made on Transferor's behalf whatsoever that Transferor, Transferor's heirs, representatives, agents, successors, guardians, trusts, trustees or assigns ever had, have now or may have arising from or relating to the Common Stock and Options issued to Transferor (the "Securities"), the sale and transfer of the Securities hereunder, and any provisions of the Agreements, in each case whether known, suspected or unknown, and however originating or existing, from the beginning of time to the date set forth above.

        IN WITNESS WHEREOF, the parties have duly executed this Transfer Agreement effective as of the date set forth above.

By:	/s/ D. STEVEN LIN D. Steven Lin

CAPMARK FINANCIAL GROUP INC.
By:	/s/ BENJAMIN MITTMAN
Name:	Benjamin Mittman
Title:	Vice President

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  EXHIBIT 10.2
Transfer Agreement